UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

APRIL 27, 2006
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2006, Ames National Corporation (“Company”) issued a News Release announcing the appointment of Thomas H. Pohlman, age 55, as Executive Vice President and Chief Operating Officer of the Company effective July 1, 2006. Mr. Pohlman has served as President of the Company’s subsidiary bank, First National Bank, Ames, Iowa since 1999. A copy of the New Release is attached hereto as Exhibit 99.1.

The following exhibit is filed as part of this Report:

Exhibit No.	Description

99.1	News Release dated April 27, 2006

Item 7.01	Regulation FD Disclosure

On April 27, 2006, Ames National Corporation issued a News Release regarding the Company’s annual meeting. A copy of the New Release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: April 27, 2006	By:	/s/ Daniel L. Krieger
Daniel L. Krieger, President
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated April 27, 2006